Exhibit 99.2

How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT

FIRST QUARTER 2009

CSX Announces First Quarter Results

First Quarter Highlights:

•	Safety and service levels remain strong

•	Productivity and right-sizing actions delivering cost savings

•	Earnings per share of 62 cents, operating income of $522 million

JACKSONVILLE, Fla., (Apr. 14, 2009) – CSX Corporation [NYSE: CSX] today announced first quarter earnings of $246 million, or 62 cents a share, versus $351 million, or 85 cents per share, last year.  Excluding 5 cents per share from an equity earnings adjustment in the first quarter of 2008, comparable earnings per share declined 23 percent.  (See table below for reconciliation of quarter items to reported numbers.)

“In this economic downturn, CSX is focusing sharply on the things that are more within our control – safety, customer service and productivity,” said Michael Ward, chairman, president and CEO. “We are taking tough actions to right-size our operations in this challenging environment.”

First quarter revenues of $2.2 billion were down 17 percent from the prior year, primarily due to a 17 percent decline in volume.  The volume declines were driven by significant weakness in industrial production, housing starts, and consumer spending, as well as in the agriculture and energy sectors.

In response to these conditions, CSX right-sized its train network and implemented a wide range of productivity initiatives.  As a result, operating expenses declined 17%, allowing the company to produce operating income of $522 million and an operating ratio of 76.8 percent for the quarter.

“Our nation will continue to rely heavily on rail transportation to move vital goods, relieve traffic congestion, protect the environment and support American businesses,” said Ward.  “We can meet those needs with discipline in our operations, strategic investments in our system and sound public policy.”

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
	read in conjunction with the	Jacksonville, FL	INVESTOR RELATIONS
Consolidated Financial Statements.......................................p. 4	Company’s most recent	32202	David Baggs
Operating Income Detail.........................................................p. 8	Annual Report on Form 10-K,	http://www.csx.com	(904) 359-4812
Rail Operating Statistics........................................................p. 12	Quarterly Reports on Form		MEDIA
Network Map..........................................................................p. 13	10-Q, and any Current		Garrick Francis
	Reports on Form 8-K.		(877) 835-5279

GAAP RECONCILIATION [1] (Dollars in millions, except per share amounts)
	First Quarter
	2009	2008	% Change
Earnings Per Share	$ 0.62	$ 0.85	(27)%
Less Equity Earnings Adjustment	-	(0.05)
Comparable Earnings Per Share	$ 0.62	$ 0.80	(23)%

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company's website at http://investors.csx.com in the Investors section and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on Apr. 15, 2009 at 8:30 a.m. ET. Investors, media and the public may listen to the conference call by dialing 888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 773-756-0199). Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company’s website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

###

GAAP Reconciliation1

CSX reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures used to manage the company’s business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the SEC may provide users of the financial information with additional meaningful comparisons to prior reported results.

In press releases and presentation slides for stock analysts, CSX has provided financial information adjusted for certain items, which are non-GAAP financial measures. The company’s management evaluates its business and makes certain operating decisions (e.g., budgeting, forecasting, employee compensation, asset management and resource allocation) using these adjusted numbers.

Likewise, this information facilitates comparisons to financial results that are directly associated with ongoing business operations as well as provides comparable historical information. Lastly, earnings forecasts prepared by stock analysts and other third parties generally exclude the effects of items that are difficult to predict or measure in advance and are not directly related to CSX’s ongoing operations. A reconciliation between GAAP and the non-GAAP measure is provided above. These non-GAAP measures should not be considered a substitute for GAAP measures.

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and  management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,”  “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

CSX Corporation
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Quarters Ended
	Mar. 27,	Mar. 28,
	2009	2008	$ Change
Revenue	$2,247	$2,713	$(466)
Expense
Labor and Fringe	662	745	83
Materials, Supplies and Other	477	505	28
Fuel	191	441	250
Depreciation	224	222	(2)
Equipment and Other Rents	113	111	(2)
Inland Transportation	58	63	5
Total Expense	1,725	2,087	362

Operating Income	522	626	(104)

Interest Expense	(141)	(119)	(22)
Other Income (Expense) - Net	(9)	55	(64)
Earnings before Income Taxes	372	562	(190)

Income Tax Expense	(126)	(211)	85
Net Earnings	$246	$351	$(105)

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.62	$0.85	$(0.23)

Average Shares Outstanding,
Assuming Dilution (Thousands)	394,101	415,210

Cash Dividends Paid Per Common Share	$0.22	$0.15

CSX Corporation
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
	(Unaudited)
	Mar. 27,	Dec. 26,
	2009	2008
ASSETS

Current Assets
Cash and Cash Equivalents	$1,056	$669
Short-term Investments	73	76
Accounts Receivable, net of allowance for doubtful	958	1,107
accounts of $64 and $70, respectively
Materials and Supplies	250	217
Deferred Income Taxes	151	203
Other Current Assets	112	119
Total Current Assets	2,600	2,391

Properties	30,399	30,208
Accumulated Depreciation	(7,637)	(7,520)
Properties - Net	22,762	22,688

Investment in Conrail	617	609
Affiliates and Other Companies	399	406
Other Long-term Assets	189	194
Total Assets	$26,567	$26,288

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$934	$973
Labor and Fringe Benefits Payable	369	465
Casualty, Environmental and Other Reserves	217	236
Current Maturities of Long-term Debt	314	319
Income and Other Taxes Payable	116	125
Other Current Liabilities	120	286
Total Current Liabilities	2,070	2,404

Casualty, Environmental and Other Reserves	636	643
Long-term Debt	7,995	7,512
Deferred Income Taxes	6,266	6,235
Other Long-term Liabilities	1,395	1,426
Total Liabilities	18,362	18,220

Common Stock, $1 Par Value	392	391
Retained Earnings	8,534	8,398
Accumulated Other Comprehensive Loss	(742)	(741)
Noncontrolling Minority Interest	21	20
Total Shareholders' Equity	8,205	8,068
Total Liabilities and Shareholders' Equity	$26,567	$26,288

CSX Corporation
CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in Millions)

	Quarters Ended
	Mar. 27,	Mar. 28,
	2009	2008
OPERATING ACTIVITIES
Net Earnings	$246	$351
Adjustments to Reconcile Net Earnings to Net Cash Provided
by Operating Activities:
Depreciation	224	225
Deferred Income Taxes	79	89
Other Operating Activities	(65)	(24)
Changes in Operating Assets and Liabilities:
Accounts Receivable	132	3
Other Current Assets	(76)	(13)
Accounts Payable	(36)	10
Income and Other Taxes Payable	31	84
Other Current Liabilities	(86)	9
Net Cash Provided by Operating Activities	449	734

INVESTING ACTIVITIES
Property Additions	(309)	(446)
Purchases of Short-term Investments	-	(50)
Proceeds from Sales of Short-term Investments	-	295
Other Investing Activities	37	12
Net Cash Used in Investing Activities	(272)	(189)

FINANCING ACTIVITIES
Long-term Debt Issued	500	1,000
Long-term Debt Repaid	(26)	(44)
Dividends Paid	(86)	(61)
Stock Options Exercised	2	36
Shares Repurchased	-	(300)
Other Financing Activities	(180)	26
Net Cash Provided by Financing Activities	210	657

Net Increase in Cash and Cash Equivalents	387	1,202

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	669	368
Cash and Cash Equivalents at End of Period	$1,056	$1,570

CSX Corporation
OTHER INCOME (EXPENSE) (Unaudited)
(Dollars in Millions)

	Quarters Ended
	Mar. 27,	Mar. 28,
	2009	2008	$ Change
Interest Income (a)	$4	$8	$(4)
Income from Real Estate Operations (b)	1	30	(29)
Loss from Resort Operations (c)	(14)	(16)	2
Miscellaneous (d)	-	33	(33)
Total Other Income (Expense) - Net	$(9)	$55	$(64)

(a)	Interest income fluctuates based on interest rates and balances that earn interest based on CSX’s cash, cash equivalents and short-term investments.

(b)
Income from real estate includes the results of operations of the Company’s non-operating real estate sales, leasing, acquisition and management and development activities.  Income may fluctuate as a function of timing of real estate sales.

(c)	The resort filed for Chapter 11 bankruptcy protection in March 2009. See below for further details.

(d)
Miscellaneous income includes a number of items which can be income or expense.  Examples of these items are equity earnings and/or losses, non-controlling minority interest expense, investment gains and losses and other non-operating activities.  In first quarter 2008, CSX recorded additional income of $30 million for an adjustment to correct equity earnings from a non-consolidated subsidiary.

Greenbrier Hotel Corporation Bankruptcy Filing

On March 19, 2009, Greenbrier Hotel Corporation (“GHC”), owner of The Greenbrier resort and subsidiary of CSX Corporation, filed for Chapter 11 bankruptcy protection in the U.S. Bankruptcy Court for the Eastern District of Virginia. CSX has agreed to extend up to $19 million in bankruptcy financing to GHC.

In conjunction with the bankruptcy, GHC also announced an agreement to sell the resort pursuant to an asset purchase agreement (“Agreement”) with Marriott Hotel Services, Inc. (“Marriott”).  The Agreement remains subject to the approval of the Bankruptcy Court and contemplates that CSX will provide $50 million to be used in the operations of the resort after completion of the sale.  These funds are expected to be paid over a two-year period following the closing of the transaction.  In turn, Marriott would pay GHC between $60 million and $130 million within approximately seven years, with the actual amount depending on the timing of the payment and The Greenbrier’s financial performance.

The sale to Marriott is expected to close later this year, but is contingent on various closing conditions, including the ability of The Greenbrier and its unions to negotiate labor contracts satisfactory to Marriott.  It is also subject to a Bankruptcy Court-supervised auction process in which other qualified purchasers will have an opportunity to bid on the resort.  Currently, the bid and auction process are scheduled in June 2009.

At this time, this transaction does not qualify for discontinued operations under SFAS 144 Accounting for the Impairment or Disposal of Long-lived Assets due to the nature of certain closing conditions under the Agreement.  Once these conditions have been satisfied, it is likely that the resort’s results of operations will be reclassified into discontinued operations.

CSX Corporation
RESULTS OF OPERATIONS (Unaudited)
(Dollars in Millions)

Quarters Ended March 27, 2009 and March 28, 2008

					CSX
	Rail (a)		Intermodal		Consolidated
	2009	2008	2009	2008	2009	2008	$ Change	% Change
Revenue	$1,977	$2,365	$270	$348	$2,247	$2,713	$(466)	(17)%
Expense
Labor and Fringe	644	726	18	19	662	745	83	11
Materials, Supplies and Other	432	456	45	49	477	505	28	6
Fuel	190	439	1	2	191	441	250	57
Depreciation	218	217	6	5	224	222	(2)	(1)
Equipment and Other Rents	88	84	25	27	113	111	(2)	(2)
Inland Transportation	(93)	(122)	151	185	58	63	5	8
Total Expense	1,479	1,800	246	287	1,725	2,087	362	17
Operating Income	$498	$565	$24	$61	$522	$626	$(104)	(17)%

Operating Ratio	74.8%	76.1%	91.1%	82.5%	76.8%	76.9%

(a)
  In addition to CSX Transportation, Inc., the Rail segment includes non-railroad subsidiaries such as Total Distribution Services, Inc., Transflo Terminal Services, Inc., CSX Technology, Inc. and other subsidiaries.

CSX Corporation
VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended March 27, 2009 and March 28, 2008

	Volume			Revenue			Revenue Per Unit
	2009	2008	% Change	2009	2008	% Change	2009	2008	% Change
Chemicals	105	129	(19)%	$308	$362	(15)%	$2,933	$2,806	5%
Emerging Markets	91	115	(21)	134	161	(17)	1,473	1,400	5
Forest Products	65	87	(25)	140	192	(27)	2,154	2,207	(2)
Agricultural Products	109	109	-	249	235	6	2,284	2,156	6
Metals	48	92	(48)	97	197	(51)	2,021	2,141	(6)
Phosphates and Fertilizers	60	91	(34)	87	130	(33)	1,450	1,429	1
Food and Consumer	25	27	(7)	60	65	(8)	2,400	2,407	-
Total Merchandise	503	650	(23)	1,075	1,342	(20)	2,137	2,065	3

Coal	415	440	(6)	713	720	(1)	1,718	1,636	5
Coke and Iron Ore	16	23	(30)	31	42	(26)	1,938	1,826	6
Total Coal	431	463	(7)	744	762	(2)	1,726	1,646	5

Automotive	45	96	(53)	95	202	(53)	2,111	2,104	-

Other	-	-	-	63	59	7	-	-	-
Total Rail	979	1,209	(19)	1,977	2,365	(16)	2,019	1,956	3

International	186	253	(26)	83	123	(33)	446	486	(8)
Domestic	254	255	-	184	218	(16)	724	855	(15)
Other	-	-	-	3	7	(57)	-	-	-
Total Intermodal	440	508	(13)	270	348	(22)	614	685	(10)

Total	1,419	1,717	(17)%	$2,247	$2,713	(17)%	$1,584	$1,580	-%

Certain data within Merchandise categories have been reclassified to conform to the current year presentation.

CSX Corporation

REVENUE

CSX experienced significant year-over-year volume and revenue losses caused by the broad-based weakness in the economy.  The greatest impact from the economic conditions was in construction and consumer related markets. Despite the challenging environment, the Company’s ongoing yield management initiatives offset lower fuel recovery associated with the sharp decline in fuel prices.

Rail

Merchandise

Chemicals – Continued weakness in the housing, automotive and consumer goods markets has significantly reduced demand for chemical products related to those markets.

Emerging Markets – Aggregates (which include crushed stone, sand and gravel) volume declined due to continued softness in residential construction.

Forest Products – A weak housing market has driven the continued decline of lumber and building products.  Paper volume continued to be soft due to electronic media substitution and less packaging being used as a result of slower consumer spending.

Agricultural Products – Volume was flat as increased shipments of ethanol and corn were offset by declines in wheat, soybeans and exports. Strength in corn and ethanol shipments positively impacted revenue and revenue per unit.

Metals – Volume declines were driven by weak global and domestic steel demand in the automotive and construction industries.  This weak demand, combined with the credit crisis, caused steel producers to take capacity out of the market in an attempt to balance supply with demand.

Phosphates and Fertilizers – Phosphate production was down due to weak international and domestic demand.  Additionally, farmers are cutting back on levels of phosphate and potash application in reaction to lower commodity prices.

Food and Consumer – Weakness in residential construction caused reduced shipments of appliances and other consumer goods.

Coal

Volume declines were driven by a weaker export market and lower demand from electric utilities.  The demand for electrical generation from coal was down because of low natural gas prices and lower industrial production.

Automotive

Revenue and volume were down due to declining new car sales resulting from the weak economic environment and low consumer confidence.

Intermodal

International – Volume was down significantly on continued import declines and slowing exports due to the global economic recession. Revenue-per-unit was lower on decreased fuel recovery, partially offset by long-term contract price increases.

Domestic – Volume was flat as continued growth in new truckload conversion and short-haul services help offset the decline in other segments of the domestic market. Revenue-per-unit was lower on decreased fuel recovery and a competitive trucking pricing environment.

CSX Corporation

EXPENSE

Expenses decreased $362 million from last year’s quarter.  Significant variances are described below.

Labor and Fringe expense decreased $83 million.  This decrease was primarily driven by labor productivity initiatives, such as employee furloughs and reduced crew overtime, and lower incentive compensation.  These decreases were partially offset by inflation and other items.

Materials, Supplies and Other expense decreased $28 million.  This decrease was primarily due to lower volume, decreased cost of risks, lower bad debt expense related to improved collectibility of receivables and other items.  These decreases were partially offset by increased inflation.

Fuel expense decreased $250 million due to lower fuel prices and lower volume.

Equipment and Other Rents expense increased by $2 million.  Lower volume resulted in lower car hire expense, but was offset by lower car productivity and higher settlement estimates with other railroads.
____________________________________________________________________________________________________________________________________________

EMPLOYEE COUNTS (Estimated)

				2009				2008
	Jan	Feb	Mar	Q1	Jan	Feb	Mar	Q1	Average
	2009	2009	2009	Average	2008	2008	2008	Average	Change
Transportation
Rail	30,347	29,444	29,037	29,609	31,388	31,233	31,323	31,315	(1,706)
Intermodal	964	952	943	953	985	976	964	975	(22)
Technology and Corporate	569	572	574	572	566	568	566	567	5
Total Transportation	31,880	30,968	30,554	31,134	32,939	32,777	32,853	32,856	(1,722)

Resort and Real Estate	837	565	558	653	1,086	892	883	954	(301)
Total	32,717	31,533	31,112	31,787	34,025	33,669	33,736	33,810	(2,023)

FUEL STATISTICS
	Quarters Ended
	Mar. 27,	Mar. 28,
	2009	2008	Change
Estimated Locomotive Fuel Consumption (Millions of gallons)	119.6	143.6	24.0
Price Per Gallon (Dollars)	$1.39	$2.82	$1.43
Total Locomotive Fuel Expense (Dollars in millions)	166	405	239
Total Non-Locomotive Fuel Expense (Dollars in millions)	25	36	11
Total Fuel Expense (Dollars in millions)	$191	$441	$250

CSX Corporation

RAIL OPERATING STATISTICS (Estimated)

	Quarters Ended
	Mar. 27,	Mar. 28,	Improvement
Coal (Millions of Tons)	2009	2008	(Decline) %
Domestic
Utility	37.0	36.7	1%
Other	2.7	3.9	(31)
Total Domestic	39.7	40.6	(2)
Export	6.1	7.6	(20)
Total Coal	45.8	48.2	(5)
Coke and Iron Ore	1.2	1.9	(37)
Total Coal, Coke and Iron Ore	47.0	50.1	(6)

Revenue Ton-Miles (Billions)
Merchandise	27.8	33.9	(18)
Coal	20.5	22.1	(7)
Automotive	0.8	1.7	(53)
Intermodal	4.0	4.6	(13)
Total	53.1	62.3	(15)

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	95.5	113.5	(16)
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injuries Frequency Index	1.30	1.10	(18)
Number of FRA-reportable injuries per 200,000 man-hours
FRA Train Accident Rate	3.08	2.92	(5)
Number of FRA-reportable train accidents per million train miles

On-Time Train Originations	83%	79%	5
On-Time Destination Arrivals	79%	69%	14

Dwell Time (Hours)	24.1	22.7	(6)
Cars-On-Line	218,863	221,193	1

System Train Velocity (Miles per hour)	21.6	20.8	4

			Increase
Resources			(Decrease) %
Route Miles	21,178	21,225	-
Locomotives (Owned and long-term leased)	4,129	4,049	2
Freight Cars (Owned and long-term leased)	90,027	93,351	(4)%

CSX Transportation Railway Network

Syracuse
Selkirk
Buffalo
Detroit
Walbridge
Chicago
Stanley
Cleveland
Willard
Greenwich
Cumberland
Curtis Bay
Locust Point
Columbus
Avon
Cincinnati
Russell
Richmond
Evansville
Louisville
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Atlanta
Birmingham
Charleston
E. Savannah
Montgomery
Waycross
Baldwin
Mobile
Jacksonville
New Orleans
Tampa
Major Terminals
Coal Network
I-90 Corridor
I-95 Corridor
Southeastern Corridor
CSX Rail Network